Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
For Tender of
8 3/8% Senior Notes Due 2012
of
Finlay Fine Jewelry Corporation
Pursuant to the Prospectus Dated                        , 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2004, UNLESS EXTENDED (THE "EXPIRATION DATE").

The Exchange Agent for the Exchange Offer is:
HSBC BANK USA, National Association

By Regular, Registered or Certified Mail, Overnight Courier or Hand Delivery	By Facsimile (Eligible Institutions Only):
HSBC Bank USA, National Association One Hanson Place Lower Level Brooklyn, NY 11243 Attn: Paulette Shaw Telephone: (718) 488-4475	(718) 488-4488

        This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (1) certificates for Finlay Fine Jewelry Corporation's outstanding 8 3/8% Senior Notes Due 2012 (the "Restricted Notes") are not immediately available, (2) Restricted Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date (as defined above) or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the Exchange Agent, as set forth above, prior to the Expiration Date. See "Exchange Offer—Procedures for Tendering Restricted Notes" in the Prospectus (as defined below).

        Transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above or delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If an "eligible institution," as defined therein, is required to guarantee a signature on a Letter of Transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Finlay Fine Jewelry Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the prospectus dated                         , 2004 (as it may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Restricted Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

        The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the tendered Restricted Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Restricted Notes are acquired by the Company as contemplated herein, and the tendered Restricted Notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each Beneficial Owner (as defined in the Prospectus) will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent (as defined in the Prospectus) to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Restricted Notes, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all of the terms of the Exchange Offer.

        BY TENDERING RESTRICTED NOTES AND EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT (i) NEITHER THE UNDERSIGNED NOR ANY BENEFICIAL OWNER(S) IS AN "AFFILIATE" OF THE COMPANY, (ii) ANY EXCHANGE NOTES TO BE RECEIVED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) ARE BEING ACQUIRED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) IN THE ORDINARY COURSE OF BUSINESS OF THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S), (iii) THE UNDERSIGNED AND EACH BENEFICIAL OWNER HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT OF 1933) OF EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER, AND (iv) THE UNDERSIGNED OR ANY SUCH BENEFICIAL OWNER, IF NOT A BROKER-DEALER, IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT OF 1933) OF SUCH EXCHANGE NOTES. IF THE UNDERSIGNED IS A BROKER-DEALER, IT ACKNOWLEDGES THAT IT WILL DELIVER A COPY OF THE PROSPECTUS IN CONNECTION WITH ANY RESALE OF THE EXCHANGE NOTES; HOWEVER, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, THE UNDERSIGNED WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933.

        All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Restricted Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, legal representatives, personal representatives, successors and assigns of the undersigned.

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Principal Amount of Restricted Notes Tendered:*

$

Certificate Nos. (if available):

Total Principal Amount Represented by Certificate(s):
$

*
Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

PLEASE SIGN HERE

X

X

(Signature(s) of Owner or Authorized Signatory)	(Date)

Area Code and Telephone Number:

Must be signed by the holder(s) of Restricted Notes as their name(s) appear(s) on certificates for Restricted Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his, her or its full title below. If Restricted Notes will be delivered by book-entry transfer to The Depository Trust Company ("DTC"), provide account number.

Please type or print name(s) and address(es)

Name(s):

Capacity:

Address(es):

DTC Account Number:

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GUARANTEE OF DELIVERY
(This section must be completed; not to be used for signature guarantee)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," hereby guarantees to deliver to the Exchange Agent, at its number or address set forth above, either the Restricted Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Restricted Notes to the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof), or an agent's message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal prior to 5:00 P.M., New York City time, on the third New York Stock Exchange trading date after the date of execution of the Notice of Guaranteed Delivery.

        No tender is complete unless the Exchange Agent receives all necessary documents upon the third New York Stock Exchange trading date after the execution of the Notice of Guaranteed Delivery.

Name of Firm:

Address:

Telephone No.:

(including area code)

Authorized Signature:

Name:

(Please type or print)

Title:

Date:

DO NOT SEND CERTIFICATES FOR THE RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF RESTRICTED NOTES MUST BE MADE PURSUANT TO, AND ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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